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                                                   EXHIBIT 23.3


The Board of Directors
FiberMark, Inc.:

We consent to the incorporation by reference in this registration statement of FiberMark, Inc. on Form S-3, amendment number 1, of our report dated December 20, 1996 on our audit of the financial statements of Arcon Holdings Corp. and subsidiary as of October 31, 1996 and for the year then ended. We also consent to the reference to our firm under the caption "Experts".

                                       KPMG Peat Marwick LLP

Jericho, New York
November 24, 1997